UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
Litigation Update
On July 16, 2024, the United States District Court for the Middle District of Tennessee docketed a Judgment Approving Settlement of Derivative Actions (the “Judgment”) in the shareholder derivative actions captioned (1) Sun v. Garipalli, et al., No. 3:21-cv-0311 (M.D. Tenn.); (2) In re: Clover Health Investments Corp. Derivative Litig., No. 1:21-cv-00191 (D. Del.); (3) In re Clover Health Investments, Corp. Stockholder Derivative Litig., Index No. 655420/2021 (N.Y. Sup. Ct., N.Y. Cnty.); and (4) Davies v. Garipalli, et al., No. 2021-1016-SG (Del. Ch.) (the “Shareholder Derivative Actions”). A copy of the Judgment is attached to this Current Report on Form 8-K as Exhibit 99.1.
As Clover Health Investments, Corp. has previously disclosed, most recently in its April 4, 2024 Current Report on Form 8-K (the “April 8-K”), the settlement resolves the Shareholder Derivative Actions. Through the docketing of the Judgment, the settlement resolves the Shareholder Derivative Actions in the manner previously disclosed in the April 8-K and the Stipulation and Agreement of Settlement dated as of February 2, 2024 attached thereto.
Item 9.01. Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Judgment Approving Settlement of Derivative Actions
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date:	July 19, 2024	By:	/s/Karen M. Soares
		Name:	Karen M. Soares
		Title:	General Counsel and Corporate Secretary